The Clorox Company

Supplemental Unaudited Condensed Information – Volume Growth

Reportable Segments	% Change vs. Prior Year										Major Drivers of Change
	FY15					FY16
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
Cleaning	-1%	3%	1%	7%	2%	5%	2%	5%	12%	6%

Q4 increase driven by higher shipments in Home Care including double-digit growth of Clorox® disinfecting wipes behind expanded club channel distribution and increased demand building activities; and Professional Products from increased shipments in cleaning and base healthcare products behind merchandising activities and distribution gains.

Household	4%	3%	0%	2%	2%	1%	0%	3%	7%	3%

Q4 increase driven by higher shipments across a number of brands, including increases from Kingsford® charcoal; OdorShield® trash bags and base food bags; and the launch of Fresh Step® with Febreze®. Segment volume growth also reflected the benefit from the RenewLife acquisition.

Lifestyle	0%	5%	2%	0%	1%	8%	2%	4%	5%	5%

Q4 increase driven by higher shipments in Natural Personal Care largely due to innovation in Burt’s Bees® lip color and face care products as well as gains in Dressing and Sauces behind product innovation.

International	5%	5%	1%	2%	3%	0%	0%	4%	1%	1%	Q4 increase driven primarily by higher shipments in Canada, which also included the benefit of RenewLife acquisition, and in several Latin American countries.
Total Company	1%	4%	1%	3%	2%	3%	1%	4%	7%	4%

Supplemental Unaudited Condensed Information – Sales Growth

Reportable Segments	% Change vs. Prior Year										Major Drivers of Change
	FY15					FY16
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
Cleaning	-2%	3%	1%	9%	3%	6%	2%	5%	6%	5%	Q4 variance between volume and sales driven by unfavorable product mix due to Clorox® disinfecting wipes behind expanded club channel distribution.
Household	5%	5%	5%	4%	5%	5%	1%	4%	5%	4%	Q4 variance between volume and sales driven by higher trade promotion spending behind premium trash bags.
Lifestyle	-1%	4%	3%	0%	1%	7%	2%	5%	4%	4%	Q4 variance between volume and sales were relatively flat.
International	0%	-2%	0%	0%	-1%	-8%	-7%	-9%	-9%	-8%	Q4 variance between volume and sales driven by unfavorable foreign currency exchange rates, partially offset by the benefit of price increases.
Total Company	1%	3%	3%	4%	3%	3%	0%	2%	3%	2%

The Clorox Company

Supplemental Unaudited Condensed Information – Gross Margin Drivers

The table below provides details on the drivers of gross margin change versus the prior year.

	Gross Margin Change vs. Prior Year (basis points)
Driver	FY15					FY16
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
Cost Savings	+120	+130	+170	+160	+140	+140	+130	+120	+110	+130
Price Changes	+90	+100	+140	+110	+110	+110	+110	+100	+60	+90
Market Movement (commodities)	-40	-90	-	+100	-	+100	+180	+180	+90	+140
Manufacturing & Logistics	-170	-90	-120	-80	-110	-120	-150	-150	-120	-140
All other (1)	-70	-40	-80	-20	-50	-10	-60	-40	-160	-70
Change vs prior year	-70	+10	+110	+270	+90	+220	+210	+210	-20	+150
Gross Margin (%)	42.8%	42.5%	43.2%	45.6%	43.6%	45.0%	44.6%	45.3%	45.4%	45.1%

(1)

In Q4 of fiscal year 2016, “All other” includes about -60bps of unfavorable mix, -50bps related to acquisition of the RenewLife business in May 2016 primarily due to one-time integration costs, and -40bps of higher trade promotion spending.

The Clorox Company

Supplemental Information – Balance Sheet
(Unaudited)
As of June 30, 2016

Working Capital Update

Dollars in Millions and percentages based on rounded numbers

	Q4		Change	Q4		Change
	FY 2016	FY 2015		Days (6) FY 2016	Days (6) FY 2015

Receivables, net	$569	$519	$50	31	30	1
Inventories	$443	$385	$58	47	44	3
Accounts payable and Accrued Liabilities (1)	$1,035	$979	$56
Total WC (2)(5)	$49	$37	NA
Total WC % net sales (3)(5)	0.8%	0.6%
Average WC (2)(5)	$135	$112	NA
Average WC % net sales (4)(5)	2.1%	1.8%

(1)	Accounts payable and accrued liabilities were combined into one financial statement line as of June 30, 2016. The change has been retrospectively applied to all periods presented.
(2)	Working capital (WC) is defined in this context as current assets minus current liabilities excluding cash and short-term debt, based on end of period balances. Average working capital represents a two-point average of working capital.
(3)	Represents working capital at the end of the period divided by (net sales for current quarter x 4).
(4)	Represents a two-point average of working capital divided by (net sales for current quarter x 4).
(5)	In 2016, the Company prospectively adopted ASU No. 2015-17 "Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes" requiring all deferred tax assets and liabilities to be classified as noncurrent. As a result, working capital and average working capital for fiscal year 2016 are not comparable to corresponding amounts in prior years.
(6)	Days calculations based on a two-point average.

Supplemental Information – Cash Flow
(Unaudited)
For the quarter and year ended June 30, 2016

Capital expenditures for the fourth quarter were $59 million versus $42 million in the year-ago quarter (Fiscal year 2016 = $172 million).

Depreciation and amortization for the fourth quarter was $43 million, same amount as in the year ago quarter. (Fiscal year 2016 = $165 million).

Net cash provided by continuing operations in the fourth quarter was $332 million, or 21 percent of sales. (Fiscal year 2016 = $768 million or 13% of sales).

The Clorox Company

Supplemental Unaudited Condensed Information

Fiscal Year Free Cash Flow Reconciliation

Dollars in Millions and percentages based on rounded numbers

	Fiscal Year 2016	Fiscal Year 2015
Net cash provided by continuing operations – GAAP	$768	$858
Less: Capital expenditures	$172	$125
Free cash flow – non-GAAP (1)	$596	$733
Free cash flow as a percent of sales – non-GAAP (1)	10.3%	13.0%
Net sales	$5,761	$5,655

(1)	In accordance with the SEC's Regulation G, this schedule provides the definition of certain non-GAAP measures and the reconciliation to the most closely related GAAP measure. Management uses free cash flow and free cash flow as a percent of sales to help assess the cash generation ability of the business and funds available for investing activities, such as acquisitions, investing in the business to drive growth, and financing activities, including debt payments, dividend payments and share repurchases. Free cash flow does not represent cash available only for discretionary expenditures, since the Company has mandatory debt service requirements and other contractual and non-discretionary expenditures. In addition, free cash flow may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded.

The Clorox Company

Supplemental unaudited reconciliation of earnings from continuing operations before income taxes to EBIT(1)(3) and EBITDA (2)(3)

Dollars in millions and percentages based on rounded numbers

	FY 2015					FY 2016

	Q1 9/30/14	Q2 12/31/14	Q3 3/31/15	Q4 6/30/15	FY 6/30/15	Q1 9/30/15	Q2 12/31/15	Q3 3/31/16	Q4 6/30/16	FY 6/30/16
Earnings from continuing operations	$218	$197	$217	$289	$921	$264	$230	$237	$252	$983
before income taxes
Interest income	-$1	-$1	-$1	-$1	-$4	-$1	-$2	-$1	-$1	-$5
Interest expense	$26	$26	$25	$23	$100	$23	$22	$22	$21	$88
EBIT (1)(3)	$243	$222	$241	$311	$1,017	$286	$250	$258	$272	$1,066
EBIT margin (1)(3)	18.0%	16.5%	17.2%	20.0%	18.0%	20.6%	18.6%	18.1%	17.0%	18.5%
Depreciation and amortization	$43	$42	$41	$43	$169	$41	$41	$40	$43	$165
EBITDA (2)(3)	$286	$264	$282	$354	$1,186	$327	$291	$298	$315	$1,231
EBITDA margin (2)(3)	21.2%	19.6%	20.1%	22.7%	21.0%	23.5%	21.6%	20.9%	19.7%	21.4%
Net sales	$1,352	$1,345	$1,401	$1,557	$5,655	$1,390	$1,345	$1,426	$1,600	$5,761
Total debt (4)	$2,224	$2,672	$2,166	$2,191	$2,191	$2,227	$2,296	$2,228	$2,320	$2,320
Debt to EBITDA (3)(5)	1.9	2.3	1.9	1.8	1.8	1.8	1.8	1.8	1.9	1.9

(1)	EBIT (a non-GAAP measure) represents earnings from continuing operations before income taxes (a GAAP measure), excluding interest income and interest expense, as reported above. EBIT margin is the ratio of EBIT to net sales.
(2)	EBITDA (a non-GAAP measure) represents earnings from continuing operations before income taxes (a GAAP measure), excluding interest income, interest expense, depreciation and amortization, as reported above. EBITDA margin is the ratio of EBITDA to net sales.
(3)	In accordance with the SEC's Regulation G, this schedule provides the definition of certain non-GAAP measures and the reconciliation to the most closely related GAAP measure. Management believes the presentation of EBIT, EBIT margin, EBITDA, EBITDA margin and debt to EBITDA provides additional useful information to investors about current trends in the business.
(4)	Total debt represents the sum of notes and loans payable, current maturities of long-term debt, and long-term debt.
(5)	Debt to EBITDA (a non-GAAP measure) represents total debt divided by EBITDA for the trailing four quarters.

The Clorox Company Updated: 08-03-16
U.S. Retail Pricing Actions from CY2010 - CY2016

Brand / Product	Average Price Change	Effective Date
Home Care
Green Works® cleaners	-7 to -21%	May 2010
Formula 409®	+6%	August 2011
Clorox Clean-Up® cleaners	+8%	August 2011
Clorox® Toilet Bowl Cleaner	+5%	August 2011
Liquid-Plumr® products	+5%	August 2011
Pine-Sol® cleaners	+17%	April 2012
Clorox Clean-Up®, Formula 409®, and Clorox® Disinfecting Bathroom spray cleaners	+5%	March 2013
Green Works® cleaners	+21%	July 2014
Laundry
Green Works® liquid detergent	approx. -30%	May 2010
Clorox® liquid bleach	+12%	August 2011
Clorox 2® stain fighter and color booster	+5%	August 2011
Clorox® liquid bleach	+7%	February 2015
Glad
Glad® trash bags	+5%	August 2010
Glad® trash bags	+10%	May 2011
Glad® wraps	+7%	August 2011
Glad® food bags	+10%	November 2011
GladWare® disposable containers	+8%	July 2012
Glad® trash bags	+6%	March 2014
Glad® ClingWrap	+5%	March 2014
Glad® trash bags	+6%	November 2014
Glad® wraps	+5%	January 2015
Litter
Cat litter	-8 to -9%	March 2010
Cat litter	+5%	May 2012
Food
Hidden Valley Ranch® salad dressing	+7%	August 2011
Charcoal
Charcoal and lighter fluid	+8 to 10%	January 2012
Charcoal	+6%	December 2012
Brita
Brita® pitchers	+3%	August 2011
Brita® pitchers and filters	+5%	July 2012

Natural Personal Care
Burt’s Bees® lip balm	+10%	July 2013
Notes:
●	Individual SKUs vary within the range.
●	This communication reflects pricing actions on primary items, and does not reflect pricing actions on our Professional Products business.